As filed with the Securities and Exchange Commission on January 31, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amer Sports, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	2300	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Cricket Square, Hutchins Drive,

P.O. Box 2681,

Grand Cayman, KY1-1111,

Cayman Islands

+1 345 945 3901

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew E. Page

Chief Financial Officer

One Prudential Plaza

130 East Randolph Street #600

Chicago, IL 60601

+1 773 714-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Kaplan	Jutta Karlsson	Marc D. Jaffe
Li He	General Counsel	Ian D. Schuman
Roshni Banker Cariello	Konepajankuja 6	Michael Benjamin
Davis Polk & Wardwell LLP	00511 Helsinki	Adam J. Gelardi
450 Lexington Avenue	Finland	Latham & Watkins LLP
New York, NY 10017	+358 (0)20 712 2500	1271 Avenue of the Americas
+1 212 450-4000		New York, NY 10020
+1 212 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-276370

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standard Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of ordinary shares offered by Amer Sports, Inc. (the “Registrant”) by 5,750,000 shares, 750,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares of the Registrant. The additional securities that are being registered for sale are in an amount and at a price that together represent not more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as an exhibit to the Initial Registration Statement (defined below). The contents of the Registration Statement on Form F-1, as amended (File No. 333-276370), including all exhibits thereto (the “Initial Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on January 31, 2024, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Conyers Dill & Pearman, as to the validity of the ordinary shares.
23.1	Consent of KPMG AB.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page to the Registration Statement on Form F-1, File No. 333-276370).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helsinki on January 31, 2024.

Amer Sports, Inc.

By:	/s/ Jie (James) Zheng
Name: Jie (James) Zheng
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 31, 2024 in the capacities indicated:

Name	Title

/s/ Jie (James) Zheng	Chief Executive Officer
Jie (James) Zheng	(principal executive officer)

/s/ Andrew E. Page	Chief Financial Officer
Andrew E. Page	(principal financial officer and
principal accounting officer)

*	Director
Frank K. Tang

*	Director
Tak Yan (Dennis) Tao

* /s/ Andrew E. Page
Andrew E. Page, as Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Amer Sports, Inc., has signed this Registration Statement on January 31, 2024.

Authorized U.S. Representative

By:	/s/ Andrew E. Page
Andrew E. Page
Chief Financial Officer